UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 7, 2001

SYSCOMM INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	000-22693	11-2889809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Precision Drive, Shirley, New York	11967
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:         631-205-9000

Item 4.    Change in Registrant’s Certifying Accountants

(a) Previous independent accountants
On September 7, 2001, SysComm International Corporation (the “Registrant”) replaced Albrecht, Viggiano, Zureck & Company, P.C. as its independent accountants. The Registrant’s Board of Directors approved the decision to change independent accountants. The reports of Albrecht, Viggiano, Zureck & Company, P.C. on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through September 6, 2001, there have been no disagreements with Albrecht, Viggiano, Zureck & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Albrecht, Viggiano, Zureck & Company, P.C. would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through September 6, 2001, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v). The Registrant has requested that Albrecht, Viggiano, Zureck & Company, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 13, 2001, is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants
The Registrant engaged Rubin, Brown, Gornstein & Company, LLP as its new independent accountants as of September 13, 2001. During the two most recent fiscal years and through September 13, 2001, the Registrant has not consulted with Rubin, Brown, Gornstein & Company, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.    Financial Statements And Exhibits

(c) Exhibits.
(16) Letter regarding change in certifying accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCOMM INTERNATIONAL CORPORATION (Registrant)
Date: September 13, 2001	By:	/s/ J. ROBERT PATTERSON
J. Robert Patterson Chief Financial Officer